Exhibit 21.1

Legacy Media Corporation, a Nevada corporation
AM Radio 1400, Inc., a Utah corporation owned by Legacy Media Corporation
AM Radio 1440, Inc., a Utah corporation owned by Legacy Media Corporation
AM Radio 1470, Inc., a Utah corporation owned by Legacy Media Corporation
AM Radio 1490, Inc., a Utah corporation owned by Legacy Media Corporation
Tri-State Media Corporation, a Utah corporation owned by Legacy Media Corporation
Americast Media Corporation, a Utah corporation owned by Legacy Media Corporation
Radio 1240, LLC, a Utah limited liability company owned by Legacy Media Corporation
Radio 1340, LLC, a Utah limited liability company owned by Legacy Media Corporation
Radio 1400, LLC, a Utah limited liability company owned by Legacy Media Corporation
Radio 1450, LLC, a Utah limited liability company owned by Legacy Media Corporation
Radio Tonopah, LLC, a Utah limited liability company owned by Legacy Media Corporation
Operating Services, LLC, a Utah limited liability company owned by Legacy Media Corporation
Employee Services Company, LLC, A Utah limited liability company owned by Legacy Media Corporation
Escrow Services, Inc., a Utah limited liability company owned by Legacy Media Corporation